EMPLOYMENT AGREEMENT

Employment Agreement, between City Capital Corporation (the “Company”) and Wendy J. Connor (the “Employee”).

WHEREAS, the Company is desirous of hiring the employee as the Chief Operating Officer (“COO”) of the Company; and

WHEREAS, the Employee is desirous of being employed by the Company as its COO; and

WHEREAS, the Parties wish to put the terms and conditions of the Employment in writing.

NOW, THEREFOR, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.

Title.  The Company shall hire the Employee as Chief Operating Officer.

2.

Term.  Subject to the provisions for termination set forth below this agreement will begin effective November 19th, 2009 and ends December 1st, 2012, unless sooner terminated.

3.

Compensation.

a.

Base Salary.  The Company shall pay Employee a base salary of Two Hundred Thousand ($200,000) Dollars per year, for the services of the Employee, payable at regular payroll periods as with all other employees of the Company.

b.

Sign on Bonus.  The Company shall pay the Employee a sign on bonus of Fifty Thousand ($50,000) Dollars.  All appropriate taxes shall be taken out of this signed bonus.

c.

Commissions.  Employee shall be eligible for a revenue share of all bonus programs and commissions implemented by the Company.

d.

Stock Options.  The Employee shall also receive stock options of City Capital Corporation stock, as set forth in the Stock Option Agreement, attached hereto as Schedule “A”.

4.

Duties.  Without limiting the duties of the Employee, the Employee agrees to the following:

a.

Restructure the Company’s operating model to become compliant with the securities and exchange commission and position the Company for transition to state and federally compliant sweepstakes gaming operator, and diversified investment firm.

b.

Develop and document Standard Operating Procedures.

c.

Conduct a detailed SWOT (Strength, Weakness, Opportunities and Threats) analysis of the Company and develop an operating plan for enhancing the Company’s strengths and opportunities.

d.

Work with the Chief Executive Officer to develop an effective business model, and CEO transition plan

e.

Produce a minimum of $400,000.00 in monthly revenue for the Company.

f.

Additional responsibilities are set forth in the attached Schedule “B”.

5.  Employee to Devote Full Time to Company.  The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage unless otherwise agreed by the Company.  Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies, or competitive in nature.

6.

Confidentiality of Propriety Information.  Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity.  Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed.  The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

7.

Reimbursement of Expenses.  The Employee may incur reasonable expenses for furthering the Company’s business, including expenses for entertainment, travel, and similar items.  The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

8.

Vacation.  The Employee shall be entitled to a yearly vacation of four weeks at full pay.

9.

Disability.  Employer and employee will institute a mutually agreed upon benefits and disability policy from AFLAC or similar company.

10.

Termination of Employment.

a.

Without cause, the Company may terminate this agreement at any time upon 30 days’ written notice to the Employee.  If the Company requests, the Employee will continue to perform her duties and may be paid her regular salary up to the date of termination.  In addition, the Company will pay the Employee within 30 days of termination a severance allowance of 3 months less taxes and social security required to be withheld.  Without cause, the Employee may terminate employment upon 30 day’ written notice to the Company.  Employee will not be entitled to any severance compensation. Employee may be required to perform her duties and will be paid the regular salary to date of termination but shall not receive severance allowance.

b.

For Cause.  The Company may terminate the Employee immediately for cause, as set forth below.  If terminated for cause, the Employee shall not be entitled to any further compensation of severance.  “Cause”, as used herein, shall mean:

i.

an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of the Employee’s employment with the Company;

ii.

intentional damage to the assets of the Company;

iii.

intentional disclosure of the confidential information of the Company contrary to the policies of the Company;

iv.

breach of any obligation under this agreement;

v.

intentional engagement in any competitive activity which would constitute a breach of your duty of loyalty to the Company;

vi.

an intentional breach of any of the policies of the Company;

vii.

the willful and continued failure to substantially perform your duties for the Company (other than as a result of incapacity due to physical or mental illness);

viii.

willful conduct by you that is demonstrably and materially injurious to the Company; and

ix.

any act of moral turpitude.

11.

Death Benefit.  Should Employee die during the term of employment, the Company shall pay to Employee’s estate any compensation due through the end of the month in which death occurred.

12.

Covenant Not To Compete. See Addendum.

13.

Effect or Prior Agreements.  This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

14.

Settlement by Arbitration.  Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association.  Judgment upon the award rendered may be entered in any court with jurisdiction.

15.

Limited Effect of Waiver by Company.  Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

16.

Sever ability.  If, for any reason, any provision of this Agreement is held invalid, all other provisions of this agreement shall remain in effect.  If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

17.

Assumption of Agreement by Company’s Successors and Assignees.  The Company’s rights and obligations under this agreement will inure to the benefit and be binding upon the Company’s successors and assignees.

18.

Oral Modification Not Binding.  This instrument is the entire agreement of the Company and the Employee.  Oral changes have no effect.  It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 19th day of November, 2009.

/s/ Ephren W. Taylor II

/s/ Wendy J. Connor

Company

Employee

Schedule A

This schedule is in the process of being finalized.

Schedule B

This schedule is in the process of being finalized.

Addendum

This addendum is in the process of being finalized.